Exhibit 99.1

For Immediate Release

SAGENT CONTACT:

Jonathon Singer

jsinger@sagentpharma.com

(847) 908-1605

SAGENT PHARMACEUTICALS ACQUIRES PRODUCT PORTFOLIO

FROM TEVA PHARMACEUTICAL INDUSTRIES LTD.

Products Include Propofol for the U.S. Market;

Positive Next Step in ‘Triple E’ Growth Strategy

SCHAUMBURG, Ill., June 16, 2016 – Sagent Pharmaceuticals, Inc. (NASDAQ: SGNT), a leading provider of affordable pharmaceuticals to the hospital market, today announced that it has entered into a definitive agreement with Teva Pharmaceutical Industries Ltd. (Teva) and Actavis LLC to acquire a portfolio of five Abbreviated New Drug Applications (ANDAs) in the U.S. for $40 million. The acquired portfolio includes products that are being divested by Teva as a precondition to its closing of the acquisition of Allergan’s generics business.

Acquisition Highlights

•	Sagent has agreed to acquire five ANDAs from Teva for $40 million including Propofol Injectable Emulsion, 1%

•	Total market sales for the five ANDAs are $340 million on a trailing twelve month basis, per IMS Health

•	The portfolio is expected to generate $40 to $50 million in revenue on an annualized basis

“This agreement is a perfect example of the implementation of our ‘Triple E’ growth strategy, both expanding our product offering and executing a strategic acquisition,” noted Allan Oberman, Chief Executive Officer of Sagent. “We have built a strong collaborative partnership with Teva over the past several years and we are pleased to secure these significant products for the future, given that Propofol was our second largest selling product by revenue in 2015. Importantly, because we have been distributing Propofol in conjunction with Teva, the agreement creates a seamless ownership transition for our customers.”

Oberman explained, “Our unique business model is perfectly designed to facilitate such divestiture agreements. The depth of our development and manufacturing relationships, combined with our wide range of capabilities for a variety of configurations, and our ability to handle different types of products means we are able to quickly and successfully initiate transfer activities. We are excited to add these margin-enhancing assets to our robust portfolio and remain committed to pursuing similar accretive transactions as part of our ‘Triple E’ growth strategy.”

The total market sales for the five ANDAs are $340 million on a trailing twelve month basis, per IMS Health. The acquisition will allow Sagent to expand its portfolio, enhance operational performance through margin expansion, expand supply to existing customers, and enter into new channels and markets. The portfolio is expected to generate $40 to $50 million in revenue on an annualized basis. It is important to note that the Sagent distribution agreement with Teva for Propofol was set to expire in the second quarter of 2018. Sagent currently accounts for approximately 12 percent market share of Propofol sales in the U.S.

Sagent will finance the transaction through its existing $80 million revolving credit facility, which currently has no borrowings outstanding. The acquisition of these ANDAs is contingent on the closing of the Teva/Allergan generics transaction and approval by the U.S. Federal Trade Commission of Sagent as a buyer.

About Sagent Pharmaceuticals

Sagent Pharmaceuticals, Inc., founded in 2006, is a leading provider of affordable pharmaceuticals to the hospital market. Sagent has created a unique, global network of resources, comprising rapid development capabilities, sophisticated manufacturing and innovative drug delivery technologies, resulting in an extensive and rapidly expanding pharmaceutical product portfolio that fulfills the evolving needs of patients.

Forward-Looking Statements

Statements contained in this press release contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact, including our expectations for annualized revenues from this product portfolio acquisition, included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Sagent’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business as of the date of this release. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Sagent’s expectations are not predictions of future performance, and future results may substantially differ from current expectations based upon a variety of factors, risks and uncertainties affecting Sagent’s business, including, among others, our reliance upon our business partners for timely supply of sufficient high quality API and finished products in the quantities we require; the difficulty of predicting the timing or outcome of product development efforts and global regulatory approvals; the difficulty of predicting the timing and outcome of any pending litigation including litigation involving third parties that may have an impact on the timing of Sagent’s product launches; the impact of competitive products and pricing and actions by Sagent’s competitors with respect thereto; the consolidation of Sagent’s customers; the timing of product launches; compliance with FDA and other global governmental regulations by Sagent and its third party manufacturers; changes in laws and regulations; our ability to successfully integrate our Omega subsidiary; our ability to realize the expected benefits from our acquisition of and investment in our Omega subsidiary; the additional capital investments we will be required to make in Omega to achieve its manufacturing potential; the implementation and maintenance of our new enterprise resource planning software and other related applications; and other such risks detailed in Sagent’s periodic public filings with the Securities and Exchange Commission, including but not limited to Sagent’s Annual Report on Form 10-K for the period ended December 31, 2015 filed on March 7, 2016. Sagent disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law.

2